UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HEALTH ASSURANCE ACQUISITION CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	85-2899745
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 University Road Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant	The NASDAQ Stock Market LLC

Class A common stock included as part of the SAILSM securities	The NASDAQ Stock Market LLC

Warrants included as part of the SAILSM securities, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-249667

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The description of the SAILSM securities, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant, the shares of Class A common stock and warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 of Health Assurance Acquisition Corp., a Delaware corporation, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2020 (Registration No. 333-249667), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEALTH ASSURANCE ACQUISITION CORP.

Date: November 12, 2020	By:	/s/ Hemant Taneja
Name:	Hemant Taneja
Title:	Chief Executive Officer

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